Exhibit 11
                            THERMO CARDIOSYSTEMS INC.

                       Computation of Earnings per Share


                                                   Three Months Ended
                                              ----------------------------
                                              September 28,  September 30,
                                                       1996           1995
   -----------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 2,762,000    $ 1,891,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         36,682,454     35,178,654

     Add: Shares issuable from assumed
          conversion of subordinated convertible
          debentures                                      -      1,647,706

          Shares issuable from assumed exercise
          of options and warrants (as determined
          by the application of the treasury
          stock method)                                   -        546,584
                                                -----------    -----------
     Weighted average shares outstanding,
       as adjusted (b)                           36,682,454     37,372,944
                                                -----------    -----------

   Primary Earnings per Share (a) / (b)         $       .08    $       .05
                                                ===========    ===========
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                            THERMO CARDIOSYSTEMS INC.

                 Computation of Earnings per Share (continued)


                                                      Nine Months Ended
                                                ---------------------------
                                                September 28, September 30,
                                                         1996          1995
   ------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                $ 7,572,000    $ 4,714,000
                                                 -----------    -----------
   Shares:
     Weighted average shares outstanding          36,470,642     34,739,642

     Add: Shares issuable from assumed
          conversion of subordinated convertible
          debentures                                       -      1,974,100

          Shares issuable from assumed exercise
          of options and warrants (as determined
          by the application of the treasury
          stock method)                                    -        508,334
                                                 -----------    -----------

     Weighted average shares outstanding,
       as adjusted (b)                            36,470,642     37,222,076
                                                 -----------    -----------

   Primary Earnings per Share (a) / (b)          $       .21    $       .13
                                                 ===========    ===========